UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Perry Ellis International, Inc. (the “Company”) has entered into an Asset Purchase Agreement dated as of January 7, 2011 (the “Agreement”) by and among Rafaella Apparel Group, Inc. (“Rafaella”), Rafaella Apparel Far East Limited (“Rafaella Far East”) and Verrazano, Inc. (“Verrazano,” and together with Rafaella and Rafaella Far East, the “Sellers”) and the Company. The Sellers are a leading designer, sourcer, marketer and distributor of a full line of women’s better sportswear. Pursuant to the Agreement, the Company will acquire substantially all of the assets used by the Sellers in the Business (as defined in the Agreement) and will assume certain liabilities of the Sellers (the “Asset Purchase”) for an aggregate purchase price of $70 million in cash plus a warrant to purchase 106,564 shares of the Company’s common stock (the “Warrant”). The purchase price is subject to certain net working capital adjustments as set forth in the Agreement.

Capitalized terms used but not defined in this Form 8-K shall have the meanings as set forth in the Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Asset Purchase. Pursuant to the Agreement, the Purchased Assets include all assets of the Sellers used, useful or necessary in the conduct of the Business at the time of Closing and include, among other things, Inventory, Receivables, Purchase Orders and Business Intellectual Property. The Assumed Liabilities are only those liabilities specified in the Agreement and include, among other things, liabilities of the Sellers relating to pending Customer Orders and certain letters of credit.

The total consideration to be paid by the Company at Closing is composed of $70 million in cash, subject to adjustment as set forth in the Agreement, the Warrant and the assumption of the Assumed Liabilities. The Agreement provides for the escrow of $3.5 million of the cash portion of the purchase price for a period of one year following the Closing Date to satisfy certain indemnity claims against the Sellers under the Agreement and an additional $3.0 million for a period of up to approximately 90 days following the Closing Date in connection with the post-closing true-up of closing asset balances and Net Working Capital.

The Agreement sets forth representations, warranties and indemnities of the Sellers and the Sellers’ covenants to conduct the Business prior to Closing only in the ordinary course. The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable to consummate the Asset Purchase. The closing of the Asset Purchase is subject to the satisfaction of closing conditions as set forth in the Agreement, and is currently expected to occur, subject to the satisfaction of these closing conditions, on or before January 28, 2011. The Agreement has been approved by all of the stockholders of the Sellers and there are no other holders of common stock or other securities whose vote is required to approve the transactions contemplated by the Agreement.

Transition Services. At the Closing, the Company and Rafaella will enter into a Transition Services Agreement pursuant to which certain employees of Rafaella that are employed by the Company following the Closing will be made available to assist Rafaella for a period of up to nine months following the Closing in the wind down of the business and operations of the Sellers, the sale of the Sellers’ assets not purchased by the Company under the Agreement, the settlement and satisfaction of the Sellers’ liabilities not assumed by the Company under the Agreement, and the negotiation of certain returns and chargebacks arising within 120 days following the Closing. For these services, Rafaella will reimburse the Company at a rate of $200 per hour for the services performed and for all reasonable out-of-pocket expenses incurred by the Company.

Warrant to Purchase Common Stock. The Warrant to be issued at Closing as part of the purchase price is exercisable commencing on the business day immediately following the first business day after the closing on which the closing price of the Company’s common stock equals or exceeds $28.152 and expiring two years following the Closing Date. The Warrant is exercisable for a total of 106,565 shares of the Company’s common stock at an exercise price of $.01 per share. The exercise price per share and number of shares issuable upon exercise are subject to adjustments for stock splits, dividends, subdivisions or combinations involving the common stock.

The foregoing is a summary of the Agreement and the transactions to occur in connection with the Asset Purchase. This summary is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the exhibits thereto, which are to be entered into in connection with the closing of the Asset Purchase and which are filed as exhibits to this Form 8-K. Certain representations and warranties in the Agreement are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Agreement, which are being omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because they may be modified in important part by the disclosure schedules.

Forward-Looking Statements

The Company cautions readers that the forward-looking statements (statements that are not historical facts) in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements herein include, but are not limited to, statements regarding anticipated benefits of the proposed Asset Purchase and the expected financial benefits to the Company’s shareholders.

Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. The Company has based such forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. For example, conditions to the closing of the Asset Purchase may not be satisfied, and the Asset Purchase may involve unexpected costs, liabilities, or delays. These factors also include: general economic conditions, a significant decrease in business from or loss of any of the Company’s major customers or programs, anticipated and unanticipated trends and conditions in the Company’s industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of the Company’s planned advertising, marketing and promotional campaigns, the Company’s ability to contain costs, disruptions in the supply chain, the Company’s future capital needs and its ability to obtain financing, the Company’s ability to integrate acquired businesses, trademarks, trade names and licenses, the Company’s ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which the Company is a party, changes in the costs of raw materials, labor and advertising, the Company’s ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, the Company’s ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

(d)	Exhibits.

2.1	Asset Purchase Agreement by and among Rafaella Apparel Group, Inc., Rafaella Apparel Far East Limited and Verrazano, Inc. and Perry Ellis International, Inc. dated as of January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: January 12, 2011	By:	/s/ Cory Shade
Cory Shade, General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Rafaella Apparel Group, Inc., Rafaella Apparel Far East Limited and Verrazano, Inc. and Perry Ellis International, Inc. dated as of January 7, 2011.